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[HARRIS INTERACTIVE LOGO]


                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            HARRIS INTERACTIVE ANNOUNCES EXECUTIVE MANAGEMENT CHANGES Gregory T. Novak Named President and Chief Operating Officer

ROCHESTER, NY -- APRIL 2, 2004 -- Harris Interactive(R) (Nasdaq:HPOL) announced the following management changes tHat are effective immediately:

GREGORY T. NOVAK
Gregory T. Novak, President of U.S. Operations at Harris Interactive since July 2003, has been promoted to President and Chief Operating Officer. Reporting to Robert E. Knapp, Vice Chairman and CEO, Mr. Novak will now be responsible for delivery of all worldwide revenue and profit. Mr. Novak joined Harris Interactive in 1999, and was instrumental in the successful development and implementation of the Company's Internet-based research capabilities. Since then, he has held several senior level positions including Group President, Strategic Marketing Solutions/Business & Consumer Research. From 1996 to 1999, Mr. Novak was Vice President and General Manager of a $150 million unit of General Signal Corporation. Prior to that, Mr. Novak held executive positions at General Electric and FMC Corporation.

Mr. Novak received a M.S. in Management from Purdue University's Krannert Business School and a B.S. in Mechanical Engineering from the University of Pittsburgh. Mr. Novak is also a graduate of General Electric's Nuclear Power Engineering Program and FMC's Corporate Analyst Training and Development Program.

ALBERT ANGRISANI
Albert Angrisani has resigned as President, COO, and as a member of the Board of Directors of Harris Interactive. He will provide advisory services to the Company for the rest of the calendar year. Mr. Angrisani, the former CEO of Total Research Corporation, was named President and COO of Harris Interactive in November 2001 when the Company acquired Total Research. He was instrumental in directing Harris Interactive to profitability, and will now pursue other opportunities. Angrisani stated, "The rightsizing of Harris Interactive is now complete, and it's time for me to move on to my next challenge."

"Al Angrisani was one of the main drivers in reaching profitability," stated Robert E. Knapp, Vice Chairman and CEO of Harris Interactive. "He instituted many of the processes and controls for sales monitoring, revenue forecasting and expense reduction that helped us to profitably grow to a $100 to $150 million firm," continued Knapp.

"I have enjoyed working with Al over the last three years and have always valued his friendship and counsel," said Dr. Gordon S. Black, founder and Executive Chairman of Harris Interactive. "As we move on, I am confident that Bob Knapp and Greg Novak will lead Harris Interactive to a dominant position in the worldwide online research industry. They are bright and experienced, and I truly believe that this firm could not be in better hands," Black concluded.

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ABOUT HARRIS INTERACTIVE(R)
HARRIS INTERACTIVE (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for THE HARRIS POLL(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research from its U.S. offices and through wholly owned subsidiaries--London-based HI EUROPE (www.hieurope.com), Paris-based NOVATRIS and Tokyo-based HARRIS INTERACTIVE JAPAN--as well as through the Harris Interactive Global Network of independent market- and opinion-research firms. EOE M/F/D/V

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:




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Dan Hucko
SVP, Corporate Communications & Investor Relations
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


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